Thornburg Investment Trust 485BPOS

Exhibit 99(h)(4)

FOURTH RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT is made effective September 19, 2023 by and between THORNBURG INVESTMENT TRUST, a Massachusetts business trust (the “Trust”), in respect of each of its respective series (hereinafter designated collectively, the “Funds,” and individually, a “Fund”) and each share class of each Fund to which this Agreement is applicable, and THORNBURG INVESTMENT MANAGEMENT, INC., a Delaware corporation (“Thornburg”).

Recitals

1.         The Trust engages in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.         The parties intend that this Agreement shall restate, supersede and replace, as of the date first set forth above, the Third Restated Administrative Services Agreement dated as of February 1, 2018, as that agreement was supplemented and amended up to and including the date first set forth above.

3.         The Trust seeks to obtain from Thornburg the administration of certain services that are currently provided for each Fund and class of shares of each Fund to which this Agreement is applicable, and may seek to obtain some or all of these services from Thornburg for subsequently identified Funds and share classes. Thornburg has agreed to be retained to perform services in accordance with this Agreement.

4.         This Agreement has been approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of this Agreement (the “Disinterested Trustees”).

5.         This Agreement may be made applicable to one or more additional classes of shares or Funds by the parties’ execution of one or more supplements to this Agreement.

Agreement

NOW THEREFORE, the Trust hereby enters into this Agreement with Thornburg, and the parties provide and agree as follows:

1.         Subject to the continuing oversight of the Trustees, the Trust hereby retains and appoints Thornburg as its agent to perform or procure, as applicable, certain administrative services not involving investment advice or the distribution of shares of the Funds, and to engage in such non-advisory activities beyond those required by the investment advisory agreement between the Trust and Thornburg. Thornburg accepts this appointment. The activities and services to be provided by Thornburg hereunder shall include, as from time to time identified by the parties, certain administrative functions necessary or desirable for the operation of the Funds, generally including: monitoring, supervision and direction of fund accounting and administration, tax accounting and reporting, custodial and transfer agent services, account administration, information technology services, legal services, and other services provided by third parties to the Funds; coordination and management of financial audits; monitoring of financial intermediaries in connection with their provision of non-distribution services to the Funds; supervision and direction of and assistance in the preparation of registration statements and other governmental filings, income and other tax returns, and reports and other communications to shareholders; coordination and supervision of certain portfolio valuation functions; monitoring, supervision and conduct of legal compliance functions; providing personnel necessary to furnish the services required by this Agreement together with the office space and other support necessary for those services; and such other services and activities as the parties may agree from time to time. Thornburg shall provide all services under this Agreement in conformity with the policies and procedures of the Trust, including those stated from time to time in the registration statement of the Trust, and in compliance with the federal securities laws and requirements of other governmental agencies and self-regulatory organizations having jurisdiction over the Trust or Thornburg. Thornburg shall not be responsible for the compensation of any person engaged by or otherwise retained for the account of the Trust to provide any service to the Trust.

2.           The Trust shall pay Thornburg for the services referenced in the preceding Paragraph 1 a fee computed as an annual percentage of the aggregate average daily net assets of all share classes of all Funds to which this Agreement is then applicable, except as otherwise provided in Exhibit A hereto, such fee to be paid monthly, as follows:

Net	Assets Percentage Rate

0 to $20 billion	0.100%
$20 billion to $40 billion	0.075%
$40 billion to $60 billion	0.040%
Over $60 billion	0.030%

together with any applicable gross receipts tax, sales tax, value-added tax, compensating tax or similar exaction imposed by any federal, state or local government, but the aggregate of those taxes shall not exceed 10% of the percentage fee. Such fees shall be accrued daily by each share class to which this Agreement applies and shall be paid to Thornburg on a monthly basis. Each Fund and class to which this Agreement applies shall, except as otherwise provided in Exhibit A hereto, be solely responsible for the payment of its portion of the fees payable hereunder. In no event shall the assets of any class or Fund be used to pay fees properly attributable to another class or Fund.

3.           The Trust and Thornburg shall provide to the Trust’s Trustees, at least quarterly, a written report of all amounts paid by the Trust to Thornburg pursuant to this Agreement. Thornburg shall provide to the Trustees, in connection with the annual consideration of the continuance of this Agreement in accordance with Paragraph 4 below and upon request, such information as may reasonably be required for the Trustees to review the continued appropriateness of this Agreement.

Fourth Restated Administrative Services Agreement	Page 2

4.         This Agreement shall continue in effect from year to year, provided that continuance is approved at least annually by a vote of the Trustees, including a majority of the Disinterested Trustees. This Agreement shall become effective as to other classes of shares or Funds upon execution of a supplement to this Agreement after approval by the Trustees in the manner stated for annual continuance of this Agreement. This Agreement may be terminated as to any Fund or class of shares of a Fund at any time, without penalty, by the vote of a majority of the Disinterested Trustees or by the vote of a majority of the outstanding shares of the Fund or share class, as applicable, and shall terminate upon its “assignment” by Thornburg, as that term is defined in the 1940 Act and the rules and guidance by the staff of the Securities and Exchange Commission thereunder. Thornburg may terminate its services under this Agreement upon 60 days written notice to the Trust.

5.         All material amendments to this Agreement shall be approved by the Trustees, including a majority of the Disinterested Trustees.

6.         This Agreement applies to the Funds and share classes identified in Exhibit A. The parties acknowledge and agree that this Agreement may from time to time be made applicable to one or more additional funds and classes of shares. This Agreement shall apply separately to each Fund and class of shares and is severable in all respects. Consequently, this Agreement may be modified, continued or terminated as to any Fund or class of shares of a Fund without affecting the obligations of the parties with respect to any other class of shares or any other Fund.

7.         The Trust shall preserve in an easily accessible place copies of this Agreement and all reports made pursuant to this Agreement, together with the minutes of all Trustees’ meetings at which, and all written instruments by which, the adoption, amendment or continuance of this Agreement is considered or effected, for a period of not less than six years from the date of the pertinent action.

8.         This Agreement shall be construed in accordance with the laws of the State of New Mexico and applicable provisions of the 1940 Act and the rules thereunder. To the extent any law of the State of New Mexico conflicts with the applicable provisions of the 1940 Act or the rules thereunder in the interpretation of this Agreement, the latter will control. If any provision of this Agreement is determined by a court or governmental agency having jurisdiction to be invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect.

9.         Thornburg shall not be liable to the Trust for any error of judgment or mistake of law, or any act or failure to act hereunder, in the absence of Thornburg’s willful misfeasance, bad faith or gross negligence, or its reckless disregard of its obligations hereunder.

10.         The Trustees have authorized the execution of this Agreement in their capacity as Trustees and not individually and Thornburg agrees that neither shareholders of any Fund nor the Trustees, nor any officer, employee, representative or agent of the Trust, shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust; that the shareholders of every Fund and the Trustees, officers, employees, representatives and agents of the Trust shall not be personally liable hereunder; and that Thornburg shall look solely to the property of the Funds for the satisfaction of any claim hereunder.

Fourth Restated Administrative Services Agreement	Page 3

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THORNBURG INVESTMENT TRUST

By:	/s/ Curtis Holloway

THORNBURG INVESTMENT MANAGEMENT, INC.

By:	/s/ Nimish S. Bhatt

Fourth Restated Administrative Services Agreement	Page 4

EXHIBIT A

Funds and Share Classes to Which this Fourth Restated Agreement Applies

Fund	Share Class
Thornburg Short Duration Municipal Fund
Class A
Class I
Thornburg Limited Term Municipal Fund
Class A
Class C
Class C2 Class I
Thornburg California Limited Term Municipal Fund
Class A
Class C
Class C2 Class I
Thornburg Intermediate Municipal Fund
Class A
Class C
Class C2 Class I
Thornburg Strategic Municipal Income Fund
Class A
Class C
Class I
Thornburg New Mexico Intermediate Municipal Fund
Class A
Class D
Class I
Thornburg New York Intermediate Municipal Fund
Class A
Class I
Thornburg Ultra Short Income Fund
Class A
Class I
Thornburg Limited Term U.S. Government Fund
Class A
Class C
Class C2 Class I
Class R3
Class R4
Class R5

Fourth Restated Administrative Services Agreement	Page 5

Thornburg Limited Term Income Fund
Class A
Class C
Class C2 Class I
Class R3
Class R4
Class R5
Class R6
Thornburg Strategic Income Fund
Class A
Class C
Class I
Class R3
Class R4
Class R5
Class R6
Thornburg Small/Mid Cap Core Fund
Class A
Class C
Class I
Class R3
Class R4
Class R5
Thornburg International Equity Fund
Class A
Class C
Class I
Class R3
Class R4
Class R5
Class R6
Thornburg Small/Mid Cap Growth Fund
Class A
Class C
Class I
Class R3
Class R4
Class R5
Thornburg International Growth Fund
Class A
Class C
Class I
Class R3
Class R4
Class R5
Class R6

Fourth Restated Administrative Services Agreement	Page 6

Thornburg Investment Income Builder Fund
Class A
Class C
Class I
Class R3
Class R4
Class R5
Class R6
Thornburg Global Opportunities Fund
Class A
Class C
Class I
Class R3
Class R4
Class R5
Class R6
Thornburg Developing World Fund
Class A
Class C
Class I
Class R5
Class R6
Thornburg Better World International Fund
Class A
Class C
Class I
Thornburg Summit Fund
Class A Class I

Thornburg Emerging Markets Managed Account Fund[1]	Class I

Thornburg Municipal Managed Account Fund[1]	Class I

Thornburg Core Plus Bond Fund	Class A
Class C
Class I
Class R3 Class R4
Class R5 Class R6

1 This Fund does not pay any fees to Thornburg under this Administrative Services Agreement.

Fourth Restated Administrative Services Agreement	Page 7